Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FIANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Com-Guard.com, Inc.

COM-GUARD.com, INC.

By:	/s/ EDWARD W. SAVARESE
Edward W. Savarese
Chief Executive Officer

By:	/s/ GERRY B. BERG
Gerry B. Berg
Chief Financial Officer
(Principal Financial and Accounting Officer)